Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of CACI International Inc of our report dated August 13, 2002, appearing in the Annual Report on Form 10-K of CACI International Inc for the year ended June 30, 2004.

/s/ Deloitte & Touche LLP

McLean, Virginia

February 9, 2005